Exhibit 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”) is entered into as of June 19, 2022, by and between Mount Rainier Acquisition Corp., a Delaware corporation (“SPAC”), and Hub Cyber Security (Israel) Ltd., a company organized under the laws of the State of Israel (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Management Incentive Agreement (as defined below).

RECITALS

WHEREAS, the Company and SPAC are parties to that certain Business Combination Agreement, dated as of March 23, 2022 (as may be amended, modified or supplemented from time to time, the “Business Combination Agreement”);

WHEREAS, concurrently with the execution of the Business Combination Agreement, the Company and SPAC have entered into that certain Management Incentive Agreement, dated as of March 23, 2022 (the “Management Incentive Agreement”); and

WHEREAS, the Company and SPAC desire to terminate the Management Incentive Agreement.

NOW THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

AGREEMENT

1.            Termination of Management Incentive Agreement. The Company and SPAC each hereby terminate the Management Incentive Agreement by mutual agreement, effective as of the date hereof. All rights and obligations of the parties under the Management Incentive Agreement are hereby terminated and are of no further force as of the date hereof. Notwithstanding anything in the Management Incentive Agreement to the contrary, each of the parties hereto hereby expressly waives and disregards any contractual process, notice or other express requirement with respect to such termination of the Management Incentive Agreement set out therein.

2.            Release. Effective as of the date hereof, each party hereto hereby releases and forever discharges the other party and its Affiliates and its and their respective Affiliates, employees, directors, advisors, officers, agents, successors and assigns from any and all claims, duties, liabilities, obligations and agreements of every kind that in any way arise from or have accrued under the Management Incentive Agreement.

3.            Counterparts. This Agreement may be executed in two or more counterparts, and by the Parties in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

4.            Miscellaneous Terms. Sections 6 through 13 of the Management Incentive Agreement shall apply mutatis mutandis to this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Termination Agreement to be duly executed on its behalf as of the day and year first above written.

MOUNT RAINIER ACQUISITION CORP.

By:	/s/ Matthew Kearney
Name:	Matthew Kearney
Title:	Chairman

HUB CYBER SECURITY (ISRAEL) LTD.

By:	/s/ Eyal Moshe
Name:	Eyal Moshe
Title:	Chief Executive Officer

[Signature Page to Termination Agreement]